Exhibit 99.1

News Release	Zep Inc. 1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318 www.zepinc.com

Zep Inc. Reports Fiscal Third Quarter 2014 Results

Fiscal Third Quarter 2014 Highlights:

•                  Net sales increased 0.6% to $187.0 million, representing 2.1% organic growth in average daily sales

•                  Adjusted EBITDA increased 13.6% to $19.3 million

•                  Adjusted EBITDA margin increased 110 basis points to 10.3%

•                  Adjusted diluted earnings per share increased 20.0% to $0.30

•                  Adjusted diluted cash earnings per share increased 14.7% to $0.39

Impact of Marietta Fire:

•                  Impressive response from associates and first responders with no serious injuries

•                  Excellent progress on implementation of previously developed business continuity plan

•                  Expect some uncertainty while re-establishing aerosol manufacturing capacity

•                  Expect sales pipeline success to partially offset near-term fire-related sales losses

(ATLANTA — July 10, 2014) — Zep Inc. (NYSE: ZEP), a leading consumable chemical packaged goods company that manufactures a wide variety of high-performance maintenance and cleaning chemicals, today reported financial results for the three and nine-month periods ended May 31, 2014.

“I am proud of what the team has accomplished in terms of bringing in new business.  Revenue growth was 0.6% in total, 2.1% on a same number of selling days basis and 4.7% when excluding 2.6% of revenue eliminated as a result of complexity reduction activities implemented late in fiscal 2013,” said John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc.

Morgan continued, “We are making excellent progress on our business continuity plan execution as we recover from the incident at our aerosol production facility, but realize this will create some uncertainty with respect to our future operational and financial results.  We are communicating with our customers and working to minimize disruptions in the supply of aerosol products.  We continue to believe our insurance will cover the majority of the costs associated with this incident, including business interruption; however we expect the timing of expenditures and insurance recovery to be misaligned.”

Net sales in the quarter were $187.0 million.  The 0.6% increase was the net result of growth in most of our targeted strategic end-markets offset by the expected impact of our complexity reduction initiative, decreases in other institutional and industrial end-markets and one less selling day.

Gross profit margin in the second quarter of fiscal 2014 was 46.5% or 20 basis points lower than the comparable quarter of fiscal 2013 due to increased raw material input costs and channel mix, partially offset by pricing actions.  Selling, distribution and administrative expenses were $0.4 million lower than last year on a reported basis and would have been $2.2 million, or 2.9% lower, if not for the addition of $0.5 million of incremental California legal costs in the current period and a favorable $1.4 million legal recovery in the third fiscal quarter of last year.  Additionally, unexpected increases in freight impacted selling, distribution and administrative expense in the current quarter.

“While we are encouraged by recent sales results, we believe that continuing sales pipeline success may only partially offset the fire-related sales losses potentially resulting in revenue declines in some or all of the next four quarters,” continued Morgan.  “We invested in a number of initiatives over the past year that started to deliver results in the most recent quarter.  Had it not been for the incident, we expected these initiatives to continue to gain traction in the fourth quarter and beyond.  However, we are now focused on implementing our business continuity plan with an eye on mitigating the impact of disruption, and believe that the returns on recent investments may be delayed as we manage through the recovery period.”

During the third quarter of fiscal 2014, management recorded a non-cash impairment of $5.7 million for the loan to Zep Inc.’s innovation partner as a result of their failure to make a scheduled principal payment and future uncertainty over recoverability of the loan.

A more detailed discussion of the Company’s long-term objectives and financial goals may be found in our Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”). The Forms 10-K and 10-Q are available via the Company’s website at www.zepinc.com.

Conference Call

The Company will host a conference call to discuss third quarter 2014 operating results on Thursday, July 10, 2014 at 4:15 p.m. ET. The call and accompanying presentation will be webcast and may be accessed through the Company’s website at www.zepinc.com or by dialing in at (412) 317-0797. A replay of the call will be posted to the website within two hours of completion of the conference call.

About Zep Inc.

Zep Inc., with fiscal year 2013 net sales of approximately $690 million, is a leading consumable chemical packaged goods company selling a wide variety of high-performance chemicals that help professionals and prosumers clean, maintain and protect their assets.  We are focused on the attractive industry dynamics of the transportation market and the industrial maintenance and repair operation (“MRO”) market, which together now comprise approximately 60% of our revenue with the balance derived from sales into the facilities maintenance vertical.  We market these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional®, Enforcer®, Misty®, TimeMist®, TimeWick™, Country Vet®, Original Bike Spirits®, Blue Coral®, Black Magic®, Rain-X®, Niagara National™, FC Forward Chemicals®, Rexodan®, Mykal™, and a number of private label brands. Founded in 1937, some of Zep Inc.’s brands have been in existence since 1896.  Zep Inc. is headquartered in Atlanta, Georgia.  Visit our website at www.zepinc.com.

Forward Looking Statements and use of Non-GAAP Information

This release contains, and other written or oral statements made by or on behalf of Zep Inc. may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results.  Examples of forward-looking statements in this press release include, but are not limited to, statements about our ability to implement our business continuity plan to minimize the disruption in the supply of aerosol products to our customers, statements regarding the sufficiency of insurance proceeds to cover our losses from the incident at our aerosol manufacturing facility, including business interruption, statements regarding the timing of our receipt of insurance payments and their misalignment with our expenditures and statements regarding future revenue declines and the delay of returns from sales pipeline activity attributable to the incident.

Our forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to:

•                  impact of the fire on financial results;

•                  economic conditions in general;

•                  the cost or availability of raw materials;

•                  pricing;

•                  competition;

•                  our ability to realize anticipated benefits from strategic planning and restructuring initiatives and the timing of the benefits of such actions;

•                  our ability to maintain our customer relationships;

•                  market demand; and

•                  litigation and other contingent liabilities, such as environmental matters.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2013 and in Part II “Item 1A, Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended May 31, 2014. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

The unaudited consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are supplemented by a table that reconciles EBITDA, adjusted EBITDA, adjusted earnings per diluted share and adjusted cash earnings per diluted share, which are non-GAAP financial information that are referenced in this press release, to the nearest GAAP measure.  This non-GAAP financial information is provided to enhance the user’s overall understanding of our financial performance. Specifically, management believes that EBITDA, adjusted EBITDA, adjusted earnings per diluted share and adjusted cash earnings per diluted share may provide additional information with respect to our performance or ability to meet our future debt service obligations, capital expenditures and working capital requirements.  This non-GAAP financial information should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with GAAP.  Moreover, this non-GAAP information may not be comparable to EBITDA, adjusted EBITDA, adjusted earnings per diluted share or adjusted cash earnings per diluted share reported by other companies because the items that affect net earnings that we exclude when calculating EBITDA, adjusted EBITDA, adjusted earnings per diluted share and adjusted cash earnings per diluted share may differ from the items taken into consideration by other companies.

Zep Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In thousands, except share and per-share data)

	May 31, 2014	August 31, 2013
ASSETS
Cash and cash equivalents	$3,278	$2,402
Accounts receivable, less reserve for doubtful accounts of $4,727 at May 31, 2014 and $3,941 at August 31, 2013	110,376	104,476
Inventories, net	75,375	68,633
Prepayments and other current assets	13,674	13,051
Deferred income taxes	6,149	8,002
Total Current assets	208,852	196,564
Property, plant and equipment, net of accumulated depreciation of $114,740 at May 31, 2014 and $108,032 at August 31, 2013	77,130	82,328
Goodwill	121,118	121,102
Identifiable intangible assets, net	123,846	129,929
Other long-term assets	14,457	17,835
Total Assets	$545,403	$547,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current maturities of long-term debt	$10,000	$25,000
Accounts payable	59,477	56,366
Accrued compensation	17,105	25,226
Other accrued liabilities	33,900	41,167
Total Current liabilities	120,482	147,759
Long-term debt, less current maturities	201,812	184,908
Deferred income taxes	15,314	12,782
Other long-term liabilities	17,330	18,340
Total Liabilities	354,938	363,789

Commitments and Contingencies (Note 6)
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 22,378,788 issued and outstanding at May 31, 2014, and 22,065,059 issued and outstanding at August 31, 2013	224	221
Paid-in capital	107,516	102,573
Retained earnings	70,204	69,023
Accumulated other comprehensive income	12,521	12,152
Total Stockholders’ equity	190,465	183,969
Total Liabilities and Stockholders’ equity	$545,403	$547,758

Zep Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	May 31,		May 31,
	2014	2013	2014	2013

Net sales	$187,023	$185,988	$509,667	$507,400
Cost of products sold	100,144	99,095	269,484	268,105
Gross profit	86,879	86,893	240,183	239,295

Selling, distribution and administrative expenses	74,082	74,479	216,358	210,432
Acquisition and integration costs	60	60	1,091	2,938
Fire related charges, net	1,067	—	1,067	—
Restructuring charges	129	—	129	—
Operating profit	11,541	12,354	21,538	25,925

Other expense (income):
Interest expense, net	2,455	2,963	8,207	6,483
Provision for loan loss	5,670	—	5,670	—
Loss on foreign currency transactions	81	60	251	141
Miscellaneous expense, net	(237)	(279)	(50)	50
Total other expense	7,969	2,744	14,078	6,674
Income before income taxes	3,572	9,610	7,460	19,251
Income tax provision	1,421	3,355	2,894	6,724
Net income	$2,151	$6,255	$4,566	$12,527

Earnings per share:
Basic earnings per share	$0.10	$0.28	$0.20	$0.57
Diluted earnings per share	$0.09	$0.28	$0.20	$0.56

Shares used for computation:
Basic	22,373	22,021	22,282	21,943
Diluted	22,959	22,512	22,896	22,394

Dividend declared per share	$0.05	$0.04	$0.15	$0.12

Zep Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(In thousands)

	Nine Months Ended
	May 31,
	2014	2013
Operating Activities
Net income	$4,566	$12,527
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,579	14,475
Provision for loan loss	5,670	—
Fire related charges, net	1,067	—
Gain on disposal of fixed assets	—	(22)
Excess tax benefits from share-based payments	(201)	72
Other non-cash charges	2,671	2,812
Deferred income taxes	4,207	4,148
Change in assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(849)	(7,347)
Inventories	(8,569)	(3,238)
Prepayments and other current assets	(1,089)	(4,798)
Accounts payable	2,055	3,821
Accrued compensation and other current liabilities	(16,069)	(2,020)
Self insurance and other long-term liabilities	(1,010)	(2,998)
Other assets	(1,530)	582
Net cash provided by operating activities	7,498	18,014

Investing Activities
Purchases of property, plant, and equipment	(7,384)	(8,534)
Acquisitions, net of cash acquired	—	(116,827)
Principal payment from innovation partner	300	—
Proceeds from sale of property, plant, and equipment	1,325	22
Net cash used in investing activities	(5,759)	(125,339)

Financing Activities
Proceeds from credit facility borrowings	253,000	338,608
Repayments of borrowings from credit facility	(251,238)	(238,438)
Secured borrowings	(1,518)	8,001
Employee stock issuances	2,072	1,070
Excess tax benefits from share-based payments	201	(72)
Dividend payments	(3,385)	(2,652)
Net cash provided by (used in) financing activities	(868)	106,517
Effect of exchange rate changes on cash	5	49
Net change in Cash and cash equivalents	876	(759)
Cash and cash equivalents — beginning of period	2,402	3,513
Cash and cash equivalents — end of period	$3,278	$2,754

Zep Inc.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited; In thousands)

	Three Months Ended		Nine Months Ended
	May 31,		May 31,
	2014	2013	2014	2013

Net income	$2,151	$6,255	$4,566	$12,527
Interest expense, net	2,455	2,963	8,207	6,483
Income tax provision	1,421	3,355	2,894	6,724
Depreciation and amortization	5,537	5,407	16,579	14,475
EBITDA	$11,564	$17,980	$32,246	$40,209

Acquisition and integration costs	60	60	1,091	2,938
Provision for loan loss	5,670	—	5,670	—
Fire related charges, net	1,067	—	1,067	—
Restructuring charges	129	—	129	—
California legal matter	849	391	5,446	1,000
Legal settlement	—	(1,400)	—	(1,400)
Contingent consideration adjustment	—	—	—	(1,285)
Adjusted EBITDA	$19,339	$17,031	$45,649	$41,462

Adjusted EBITDA margin	10.3%	9.2%	9.0%	8.2%

	Three Months Ended		Nine Months Ended
	May 31,		May 31,
	2014	2013	2014	2013

Net income	$2,151	$6,255	$4,566	$12,527
Acquisition and integration costs	60	60	1,091	2,938
Provision for loan loss	5,670	—	5,670	—
Fire related charges, net	1,067	—	1,067	—
Restructuring charges	129	—	129	—
California legal matter	849	391	5,446	1,000
Legal settlement	—	(1,400)	—	(1,400)
Contingent consideration adjustment	—	—	—	(1,285)
Net tax effect of above items	(3,093)	331	(5,200)	(438)
Adjusted net income	$6,833	$5,637	$12,769	$13,342

	Three Months Ended		Nine Months Ended
	May 31,		May 31,
	2014	2013	2014	2013

Diluted earnings per share	$0.09	$0.28	$0.20	$0.56
Acquisition and integration costs, net of tax	—	—	0.03	0.09
Provision for loan loss, net of tax	0.15	—	0.15	—
Fire related charges, net of tax	0.03	—	0.03	—
Restructuring charges, net of tax	—	—	—	—
California legal matter, net of tax	0.03	0.01	0.15	0.03
Legal settlement, net of tax	—	(0.04)	—	(0.04)
Contingent consideration adjustment, net of tax	—	—	—	(0.04)
Adjusted diluted earnings per share	$0.30	$0.25	$0.56	$0.60
Amortization	0.09	0.09	0.27	0.23
Adjusted diluted cash earnings per share	$0.39	$0.34	$0.83	$0.83

Investor Contact:

Don De Laria

VP, Investor Relations & Communications

404-350-6266

don.delaria@zep.com